Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated March 24, 1998 accompanying the financial statements of Earth Sciences, Inc. to Form S-3 Registration Statement declared effective July 23, 1997, File No. 333-25465, Form S-3 Registration Statement declared effective September 22, 1997, File No. 333-35135, and Form S-3 Registration Statement declared effective February 25, 1998, File No. 333-46199 of Earth Sciences, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
March 27, 1998